CNX Gas Confirms 2008 Production Guidance of 72 Bcf;
Provides Updated Hedge Positions
Pittsburgh (March 17, 2008) — CNX Gas Corporation (NYSE: CXG) has confirmed its 2008 production guidance of 72 billion cubic feet (Bcf), with the re-start this past weekend of longwall coal production at CONSOL Energy’s Buchanan Mine.
Separately, CNX Gas hedged additional production for 2008, 2009, and 2010, as gas prices have risen substantially since the first of the year. CNX Gas now has 35.9 Bcf of its production hedged for 2008 at an average price of $8.84 per Mcf, 24.9 Bcf for 2009 at an average price of $9.02, and 5.6 Bcf for 2010 at an average price of $9.14. (These prices include Appalachian premiums.) Production above these hedged volumes will receive market pricing, which should include a premium to Henry Hub pricing due to the company’s Appalachian location.
Roland Campanelli, vice president of marketing, said, “CNX Gas continues to utilize an opportunistic ladder hedging approach to lock-in future cash flows. Rather than try to estimate the top of a market, our strategy is to execute additional hedges as prices rise and to leave open a significant portion of our projected production book. This approach recognizes that no one can accurately predict what short term gas prices will do and that the only sure bet is price volatility. We believe this approach has placed us in a truly ‘well-hedged’ position for 2008 and beyond.”
Nicholas J. DeIuliis, president and CEO stated, “With CONSOL’s restart of the Buchanan coal mine and the recent increases in gas prices, CNX Gas is positioned in 2008 to deliver 25% production growth, full funding from operating cash flow of our $470 million capital program, free cash flow, and the highest margins in the industry. Our focus on asset development, coupled with our patience the past year regarding gas prices, has positioned us for a strong year.”
CNX Gas will be presenting at several investor conferences in the coming weeks, including the Bear Stearns 2008 Global Oil & Gas Conference on March 20, in New York. The presentation, to begin at 10:40 a.m. eastern time, will be webcast at www.cnxgas.com. Slides will also be available on the investor relations portion of the site.
CNX GAS CORPORATION is the leading Appalachian gas producer.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Various statements in this release, including those that express a belief, expectation, or intention, as well as those that are not statements of historical fact, are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934). These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: our business strategy; our financial position; our cash flow and liquidity; declines in the prices we receive for our gas affecting our operating results and cash flow; uncertainties in estimating our gas reserves; replacing our gas reserves; uncertainties in exploring for and producing gas; our inability to obtain additional financing necessary in order to fund our operations, capital expenditures and to meet our other obligations; disruptions, capacity constraints in or other limitations on the pipeline systems which deliver our gas; competition in the gas industry; the availability of personnel and equipment; increased costs; the effects of government regulation and permitting and other legal requirements; legal uncertainties regarding the ownership of the coalbed methane estate; costs associated with perfecting title for gas rights in some of our properties; our need to use unproven technologies to extract coalbed methane in some properties; our relationships and arrangements with CONSOL Energy; and other factors discussed under “Risk Factors” in the 10-K for the year ended December 31, 2007. We are including this cautionary statement in this release to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf, of us.
Contact:
Dan Zajdel
Vice President — Investor and Public Relations
(412) 200-6719
danzajdel@cnxgas.com
www.cnxgas.com